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                                                                    Exhibit 99.2

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the Triad Hospitals, Inc. Employee Stock Purchase Plan, Triad Hospitals, Inc. Retirement Savings Plan, Triad Hospitals, Inc. Management Stock Purchase Plan, and Triad Hospitals, Inc. 1999 Long-Term Incentive Plan of our report dated January 10, 2001 with respect to the consolidated balance sheets of Triad Hospitals Inc. as of December 31, 1999 and the related consolidated statements of operations, equity and cash flows for each of the three years in the period ended December 31, 1999, included in the Form 8-K dated January 17, 2001 filed with the Securities and Exchange Commission.

                                        Ernst & Young LLP

Dallas, Texas
January 10, 2001